UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of earliest event reported): March 22, 2007



                            AMB Financial Corporation
                           --------------------------
             (Exact name of registrant as specified in its charter)


         Delaware                         0-23182                 35-1905382
         ---------                        -------                 ----------
(State or other jurisdiction)      (Commission File No.)      (I.R.S. Employer
   of incorporation)                                         Identification No.)


Address of principal executive offices:  8230 Hohman Avenue, Munster, IN 46321
                                         -------------------------------------

Registrant's telephone number, including area code:  (219) 836-5870
                                                     ---------------

                                 Not Applicable
                                ---------------
          (Former name or former address if changed since last report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications  pursuant to Rule 425 under the Securities Act (17
     CFR 230.425)

[  ] Soliciting  material  pursuant to Rule 14a-12 under the Exchange Act (17
     CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement
             --------------------------------------------

     On March 22, 2007, AMB Financial Corp. (the "Company") completed a sale of an aggregate amount of $3,000,000 in trust preferred securities, liquidation amount $1,000 per security (the "Preferred Securities"), through a newly formed Delaware statutory trust subsidiary, AMB Financial Trust II (the "Trust II").

     In connection with the issuance of the Preferred Securities, on March 22, 2007, the Company entered into an Indenture (the "Indenture") by and between the Company and Wilmington Trust Company, as trustee, and an Amended and Restated Declaration of Trust (the "Trust Agreement") among the Company, as Sponsor, Wilmington Trust Company, as Delaware and Institutional Trustee, and the administrative trustees of the Trust II. The information provided in Item 2.03 is incorporated by reference herein.

Item 2.02   Creation of a Direct Financial Obligation or an Obligation Under and
            --------------------------------------------------------------------
            Off-Balance Sheet Arrangement of a Registrant
            ---------------------------------------------

     On March 22, 2007, Trust II completed the sale of $3,000,000 of 6.55% preferred securities. Trust II also issued common securities to the Company and used the net proceeds from the offering to purchase $3,093,000 in principal amount of 6.55% junior subordinated debentures of the Company due June 15, 2037. The preferred securities accrue and pay distributions quarterly at an annual rate of 6.55% of the staed liquidation amount of $1,000 per preferred security. The 6.55% coupon will adjust in March 2012 to a variable rate per annum that will be reset quarterly equal to three months LIBOR plus 1.65%. The Company has fully and unconditionally guaranteed all of the obligations of Trust II under the preferred securities. The guarantee covers the quarterly distributions and payments on liquidation or redemption of the preferred securities. The preferred securities are mandatorily redeemable upon the maturity of the junior subordinated debentures or upon earlier redemption of the junior subordinated debentures. The Company has the right to redeem the junior subordinated debentures, in whole or inpart, on or after March 2012. The maturity date of the preferred securities may be accelerated, after expiration of the applicable cure periods, if the Company is adjudged bankrupt or fails to make interest payments on the junior subordinated notes for 20 or more consecutive quarters.

Item 3.02   Unregistered Sale of Equity Securities
            --------------------------------------

     Reference is made to Item 2.03 above which is incorporated by reference herein.

     The offer and sale of the 5.66% preferred securities by Trust II was exempt from registration under the Securities Act of 1933 (the "Act") as a private offering under Section 4(2) of the Act.

Item 9.01.  Financial Statements and Exhibits.
            ----------------------------------

(a)  Not Applicable.

(b)  Not Applicable.

(c)  Not Applicable.

(d)  Not Applicable.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                            AMB FINANCIAL CORPORATION


DATE:  March 27, 2007                 By:  /s/ Michael Mellon
                                           --------------------------
                                           Michael Mellon
                                           Executive Vice President